Exhibit 10.5

CONFIDENTIAL TREATMENT REQUESTED

[***] – THE CONFIDENTIAL PORTION OF THIS AGREEMENT WHICH HAS BEEN REDACTED IS MARKEED WITH BRACKETS (“[***]”). THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION.

LICENSE AGREEMENT

PREAMBLE

THIS LICENSE AGREEMENT (the "Agreement"), dated as of the 24th day of November, 2004 (the "Effective Date"), is made by and between SB Pharmco Puerto Rico, Inc., a GlaxoSmithKline company organized and existing under the laws of the territory of Puerto Rico, with its principal place of business at Road 172, KM 9.1/Bo. Certenejas, Cidra, Puerto Rico 00639 ("GSK") and Flamel Technologies, S.A., a corporation organized and existing under the laws of France, with its principal place of business at Parc Club du Moulin a Vent, 33 Avenue du Docteur Georges Levy 69693 Venissieux Cedex, France, ("Flamel"). GSK and Flamel are sometimes collectively referred to in this Agreement as the "Parties" and separately as a "Party".

WHEREAS, GSK and Flamel are parties to a License Agreement dated March 26, 2003 (the "License Agreement");

WHEREAS, GSK and Flamel have agreed with respect to the Carvedilol MR Patent Rights (as hereinafter defined) and the Micropump Technology Patent Rights (as hereinafter defined) only, that notwithstanding the provisions in Section 5.1 of the License Agreement, the Parties will be joint owners of the Carvedilol MR Patent Rights and the Micropump Technology Patent Rights;

WHEREAS, GSK desires to obtain from Flamel an irrevocable, royalty-free, exclusive license to Flamel's rights under the Carvedilol MR Patent Rights, and Flamel desires to grant GSK an irrevocable, royalty-free, exclusive license to Flamel's rights under the Carvedilol MR Patent Rights, as provided herein; and

WHEREAS, Flamel desires to obtain from GSK an irrevocable, royalty-free, exclusive license to GSK's rights under the Micropump Technology Patent Rights, and GSK desires to grant Flamel an irrevocable, royalty-free, exclusive license to GSK's rights under the Micropump Technology Patent Rights, as provided herein.

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, GSK and Flamel hereby agree as follows:

Article I.           Definitions.

Section 1.1           As used herein, the following capitalized terms will have the meanings set forth below when used in this Agreement, and all terms defined in the singular will have the same meanings when used in the plural (and vice versa), unless otherwise specified:

"Affiliate" means any legal entity (such as a corporation, partnership, or limited liability company) that directly or indirectly Controls, is Controlled by or is under common Control with a Party to this Agreement. For the purposes of this definition, the term "Control" means: (i) beneficial ownership of at least fifty percent (50%) of the voting securities of a corporation or other business organization with voting securities (or such lesser percentage required under local jurisdiction); (ii) a fifty percent (50%) or greater interest in the net assets or profits of a partnership or other business organization without voting securities; or (iii) the ability to direct the affairs of any such entity.

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CONFIDENTIAL TREATMENT REQUESTED

[***] – THE CONFIDENTIAL PORTION OF THIS AGREEMENT WHICH HAS BEEN REDACTED IS MARKEED WITH BRACKETS (“[***]”). THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION.

"Carvedilol MR Patent Rights" means (i) the patent application filed by GSK on November 24, 2004, a copy of which is attached hereto as Exhibit A and any patents issuing thereon; (ii) any divisions, continuations, continuations-in-part, reissues, reexaminations, patents of additions, extensions or other governmental actions that extend any of the subject matter of any of the foregoing referenced in (i); (iii) any substitutions, confirmations, registrations or revalidations of any of the foregoing; and (iv) any foreign equivalents of any of the foregoing, including, without limitation any PCTs.

"Confidential Information" means (i) any proprietary or confidential information or material in tangible form disclosed by a Party hereunder that is marked as "Confidential" at the time it is delivered to the receiving Party, and/or (ii) proprietary or confidential information disclosed orally hereunder that is identified as confidential or proprietary when disclosed and such disclosure of confidential information is confirmed in writing within a reasonable period of time thereafter by the disclosing Party.

"Control," "Controls," "Controlled," or "Controlling" means (except with respect to the definition of "Affiliate") possession of the ability to grant the licenses or sublicenses as provided herein without violating the terms of any license agreement or other arrangement with any Third Party, or any government regulation or statute.

"Dispute" will have the meaning set forth in Section 7.1(i).

"Dispute Notice" will have the meaning set forth in Section 7.1(i).

"Effective Date" will have the meaning set forth in the Preamble.

"Flamel" will have the meaning set forth in the Preamble.

"Flamel Patent Assignment" means the assignment agreement attached hereto as Exhibit B and incorporated herein.

"GSK" will have the meaning set forth in the Preamble.

"GSK Patent Assignment" means the assignment agreement attached hereto as Exhibit C and incorporated herein.

"License Agreement" will have the meaning set forth in the Preamble.

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CONFIDENTIAL TREATMENT REQUESTED

[***] – THE CONFIDENTIAL PORTION OF THIS AGREEMENT WHICH HAS BEEN REDACTED IS MARKEED WITH BRACKETS (“[***]”). THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION.

"Micropump Technology Patent Rights" means (i) the patent application filed by Flamel on November 24, 2004, a copy of which is attached hereto as Exhibit D and any patents issuing thereon; (ii) any divisions, continuations, continuations-in-part, reissues, reexaminations, patents of additions, extensions or other governmental actions that extend any of the subject matter of any of the foregoing referenced in (i); (iii) any substitutions, confirmations, registrations or revalidations of any of the foregoing; and (iv) any foreign equivalents of any of the foregoing, including, without limitation any PCTs. Flamel will provide GSK with a certified English translation of the patent application attached at Exhibit D within thirty (30) calendar days of the Effective Date.

"Party(ies)" will have the meaning set forth in the Preamble.

"PTO" means the United States Patent and Trademark Office and any successor entity thereto.

"Term" will have the meaning set forth in Section 6.1.

"Territory" means [***]

"Third Party(ies)" means any party(ies) other than Flamel, GSK, or an Affiliate of either of them.

"U.S." or "United States" means the fifty (50) states of the United States of America and the District of Columbia.

Section 1.2           The word "including" or any variation thereof means "including without limitation" and the word "including" or any variation thereof will not be construed to limit any general statement which it follows to the specific or similar items or matters immediately following it.

Article II.          License Grants and Assignment.

Section 2.1           Flamel License Grant. Flamel hereby grants to GSK an exclusive (even as to Flamel), royalty-free license, with the right to grant sublicenses, under all of Flamel's rights, title and interest in and to the Carvedilol MR Patent Rights in the Territory.

Section 2.2           GSK License Grant. Subject to Section 3.3, GSK hereby grants to Flamel an exclusive (even as to GSK), royalty-free license, with the right to grant sublicenses, under all of GSK's rights, title and interest in and to the Micropump Technology Patents in the Territory.

Section 2.3           Irrevocable Licenses. The licenses granted under Sections 2.1, 2.2 and 3.3 will be irrevocable for any reason, including termination of this Agreement.

Section 2.4           Assignment of Flamel.

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CONFIDENTIAL TREATMENT REQUESTED

[***] – THE CONFIDENTIAL PORTION OF THIS AGREEMENT WHICH HAS BEEN REDACTED IS MARKEED WITH BRACKETS (“[***]”). THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION.

(i)          Subject to Section 2.4(ii) below, at any time during the Term after a patent included within Carvedilol MR Patent Rights has issued in a country in the Territory, GSK will have the right, but not the obligation, to send a written request to Flamel that Flamel execute the Flamel Patent Assignment for such patent. Flamel agrees that it will, within ten (10) business days after its receipt of a written request from GSK, execute and deliver to GSK at no cost to GSK, any and all documents provided by GSK to effectuate the assignment of all ofFlamel's ownership interests in such patent, including, without limitation, the Flamel Patent Assignment for such patent, which documents GSK may file with the appropriate national and international patent and other intellectual property authorities. Flamel acknowledges and agrees that GSK will be entitled to injunctive relief in the event that Flamel breaches this Section 2.4(i).

(ii)         Notwithstanding anything to the contrary in Section 2.4(i) above, GSK will have the right to request that Flamel execute a Flamel Patent Assignment for any Carvedilol MR Patent Rights in a country and any other documents at any time during the Term if, as provided in Section 7.8, GSK reasonably deems it necessary or desirable to effectuate the assignment of all of Flamel's ownership interest the Carvedilol MR Patent Rights in such country in order for GSK to obtain the full benefits of this Agreement and the transactions contemplated hereby. Flamel agrees that it will, within ten (10) business days after its receipt of a written request from GSK, execute and deliver to GSK at no cost to GSK, any and all documents provided by GSK (including without limitation the Flamel Patent Assignment) to effectuate the assignment of all of Flamel's ownership interests the Carvedilol MR Patent Rights in such country. Flamel acknowledges and agrees that GSK will be entitled to injunctive relief in the event that Flamel breaches this Section 2.4(ii).

(iii)        GSK will be responsible for all fees and costs associated with filing the Flamel Patent Assignment with the PTO and the other national and international patent and other intellectual property authorities in the Territory.

(iv)        Flamel will cooperate with and reasonably assist GSK in relation to GSK's registration of any assignment of a patent in the Territory as provided in this Section 2.4 with the PTO and with other patent offices in the Territory.

Section 2.5           Assignment of GSK.

(i)          Subject to Section 2.5(ii) and Section 3.3 below, at any time during the Term after a patent included within Micropump Technology Patent Rights has issued in a country in the Territory, Flamel will have the right, but not the obligation, to send a written request to GSK that GSK execute the GSK Patent Assignment for such patent. GSK agrees that it will, within ten (10) business days after its receipt of a written request from Flamel, execute and deliver to Flamel at no cost to Flamel, any and all documents provided by Flamel to effectuate the assignment of all of GSK's ownership interests in such patent, including, without limitation, the GSK Patent Assignment for such patent, which documents Flamel may file with the appropriate national and international patent and other intellectual property authorities. GSK acknowledges and agrees that Flamel will be entitled to injunctive relief in the event that GSK breaches this Section 2.5(i).

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CONFIDENTIAL TREATMENT REQUESTED

[***] – THE CONFIDENTIAL PORTION OF THIS AGREEMENT WHICH HAS BEEN REDACTED IS MARKEED WITH BRACKETS (“[***]”). THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION.

(ii)         Notwithstanding anything to the contrary in Section 2.5(i) above but subject to Section 3.3, Flamel will have the right to request that GSK execute a GSK Patent Assignment for any Micropump Technology Patent Rights in a country and any other documents at any time during the Term if, as provided in Section 7.8, Flamel reasonably deems it necessary or desirable to effectuate the assignment of all of GSK's ownership interest the Micropump Technology Patent Rights in such country in order for Flamel to obtain the full benefits of this Agreement and the transactions contemplated hereby. GSK agrees that it will, within ten (10) business days after its receipt of a written request from Flamel, execute and deliver to Flamel at no cost to Flamel, any and all documents provided by Flamel (including without limitation the GSK Patent Assignment) to effectuate the assignment of all of GSK's ownership interests the Micropump Technology Patent Rights in such country. GSK acknowledges and agrees that Flamel will be entitled to injunctive relief in the event that Flamel breaches this Section 2.5(ii).

(iii)        Flamel will be responsible for all fees and costs associated with filing the GSK Patent Assignment with the PTO and the other national and international patent and other intellectual property authorities in the Territory.

(iv)        GSK will cooperate with and reasonably assist Flamel in relation to Flamel's registration of any assignment of a patent in the Territory as provided in this Section 2.5 with the PTO and with other patent offices in the Territory.

Article III.         Intellectual Property.

Section 3.1           Filing, Prosecution, Maintenance.

(i)          GSK will have the sole right, using in-house or outside legal counsel selected at GSK's sole discretion, to prepare, file, prosecute, maintain and extend the Carvedilol MR Patent Rights in countries of GSK's choice throughout the Territory, for which GSK will bear the costs relating to such activities which occur at GSK's request or direction. GSK will solicit Flamel's advice and review of important prosecution matters related thereto in reasonably sufficient time prior to filing thereof, and GSK will take into account Flamel's reasonable comments related thereto.

(ii)         Subject to Section 3.3, Flamel will have the sole right, using in-house or outside legal counsel selected at Flamel's sole discretion, to prepare, file, prosecute, maintain and extend the Micropump Technology Patent Rights in countries of Flamel's choice throughout the Territory, for which Flamel shall bear the costs. Flamel will solicit GSK's advice and review of important prosecution matters related thereto in reasonably sufficient time prior to filing thereof, and Flame' will take into account GSK's reasonable comments related thereto.

(iii)        Each of Flamel and GSK will hold all information it presently knows or acquires under this Section that is related to all such patents and patent applications as confidential and subject to the provisions of Article V of this Agreement.

(iv)        Each Party will cooperate with the other as reasonably requested to effect the provisions of this Section 3.1.

5

CONFIDENTIAL TREATMENT REQUESTED

[***] – THE CONFIDENTIAL PORTION OF THIS AGREEMENT WHICH HAS BEEN REDACTED IS MARKEED WITH BRACKETS (“[***]”). THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION.

Section 3.2           Control of Infringement Proceedings.

(i)          GSK will have the sole right, but not the obligation, to bring, at its sole discretion and at its own expense, an infringement action against any Third Party relating to the Carvedilol MR Patent Rights, and to use Flamel's name in connection therewith. GSK will have full control over its conduct of such infringement action, including settlement and discontinuance thereof.

(ii)         Subject to Section 3.3, Flamel will have the sole right, but not the obligation, to bring, at its sole discretion and its own expense and to use GSK's name in connection therewith, an infringement action against any Third Party relating to the Micropump Technology Patent Rights, and to use GSK's name in connection therewith. Flamel will have full control over its conduct of such infringement action, including settlement and discontinuance thereof.

Section 3.3           Flamel Patent Rights. For the avoidance of doubt, (i) Flamel represents and warrants that the Micropump Technology Patent Rights will not include any claims that cover Carvedilol (as hereinafter defined) and/or any formulation thereof; and (ii) notwithstanding the foregoing but subject in all respects to the License Agreement, to the extent GSK determines in good faith that the Micropump Technology Patent Rights could be interpreted to include a claim that covers Carvedilol and/or any formulation thereof, Flamel hereby agrees that during the Term, GSK will have a perpetual, exclusive (even as to Flamel), royalty-free license, with the right to grant sublicenses, under all of Flamel's rights, title and interest in and to the Micropump Technology Patent Rights with respect to any claims that cover Carvedilol and/or any formulation thereof. For the purposes of this Section 3.3,"Carvedilol" means (1-(9H-carbazol-4-yloxy)-[[2-2(2-methoxyphenoxy)ethyl]amino]-2-propanol), the compound that is known by the generic name of Carvedilol and including all racemates, chelates, complexes, enantiomers, diastereoisomers, anhydrous forms, salts, bases, esters, hydrates, solvates, polymorphs, crystal forms, crystal habits, prodrugs, isotopic or radiolabeled equivalents, metabolites, or the like, thereof and all mixtures and any of the foregoing, and compositions comprising Carvedilol.

Article IV.          Re presentations and Warranties.

Section 4.1           Flamel Representations and Warranties. As of the Effective Date, Flamel represents and warrants to GSK that:

(i)          Flamel is a corporation duly incorporated, validly existing and in good standing under the law of the jurisdiction of its incorporation, and has the corporate power to grant the licenses and perform its obligations under this Agreement;

(ii)         this Agreement has been duly executed and delivered by Flamel, is a legal and valid obligation binding upon Flamel and enforceable against Flamel in accordance with its terms, except as such enforceability may be limited by applicable insolvency and other laws affecting creditors' rights generally or by the availability of equitable remedies;

(iii)        Flamel has full Control over its rights, title and interest in and to the Carvedilol MR Patent Rights and Micropump Technology Patent Rights in order for Flamel to grant the licenses under Section 2.1 and Section 3.3, respectively, and Flamel otherwise has the full right and authority to enter into this Agreement;

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CONFIDENTIAL TREATMENT REQUESTED

[***] – THE CONFIDENTIAL PORTION OF THIS AGREEMENT WHICH HAS BEEN REDACTED IS MARKEED WITH BRACKETS (“[***]”). THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION.

(iv)        there are no existing or threatened actions, suits or claims pending against Flamel with respect to Flamel's right and ability to enter into and perform its obligations under this Agreement;

(v)         Flamel has not granted, nor will Flamel grant during the Term, any right, license or interest in or to Flamel's rights, title and interest in and to the Carvedilol MR Patent Rights that is in conflict with the rights or licenses granted to GSK under Section 2.1 and Section 3.3;

(vi)        Flamel has not encumbered its rights, title and interest in and to the Carvedilol MR Patent Rights, and Flamel will not encumber its rights, title and interest in and to the Carvedilol MR Patent Rights with liens, mortgages, security interests or otherwise after the Effective Date; and

(vii)       to the best of Flamel's knowledge, there is nothing in any Third Party agreement that Flamel has entered into that in any way will limit Flamel's ability to enter into this Agreement and to perform all of the obligations undertaken by Flamel hereunder, and that Flamel will not enter into any such agreement with a Third Party after the Effective Date under which Flamel mould incur any such limitations.

Section 4.2           GSK Representations and Warranties. As of the Effective Date, GSK represents and warrants to Flamel that:

(i)          GSK is a corporation duly incorporated, validly existing and in good standing under the law of the jurisdiction of its incorporation, and has the corporate power to grant the licenses and perform its obligations under this Agreement;

(ii)         this Agreement has been duly executed and delivered by GSK, is a legal and valid obligation binding upon GSK and enforceable against GSK in accordance with its terms, except as such enforceability may be limited by applicable insolvency and other laws affecting creditors' rights generally or by the availability of equitable remedies;

(iii)        GSK has full Control over its rights, title and interest in and to the Micropump Technology Patent Rights in order for GSK to grant the license under Section 2.2, and GSK otherwise has the full right and authority to enter into this Agreement;

(iv)        there are no existing or threatened actions, suits or claims pending against GSK with respect to GSK's right and ability to enter into and perform its obligations under this Agreement;

(v)         GSK has not granted, nor will GSK grant during the Term, any right, license or interest in or to GSK's rights, title and interest in and to the Micropump Technology Patent Rights that is in conflict with the rights or licenses granted to Flamel under Section 2.2;

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CONFIDENTIAL TREATMENT REQUESTED

[***] – THE CONFIDENTIAL PORTION OF THIS AGREEMENT WHICH HAS BEEN REDACTED IS MARKEED WITH BRACKETS (“[***]”). THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION.

(vi)        GSK has not encumbered its rights, title and interest in and to the Micropump Technology Patent Rights, and GSK will not encumber its rights, title and interest in and to the Micropump Technology Patent Rights with liens, mortgages, security interests or otherwise after the Effective Date; and

(vii)       to the best of GSK's knowledge, there is nothing in any Third Party agreement that GSK has entered into that in any way will limit GSK's ability to enter into this Agreement and to perform all of the obligations undertaken by GSK hereunder, and that GSK will not enter into any such agreement with a Third Party after the Effective Date under which GSK would incur any such limitations.

Section 4.3           Disclaimer of Warranties. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT OR MANDATED BY APPLICABLE LAW (WITHOUT THE RIGHT TO WAIVE OR DISCLAIM), NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY WITH RESPECT TO THE PRODUCT, ANY TECHNOLOGY, GOODS, SERVICES, RIGHTS, OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND HEREBY DISCLAIMS ALL WARRANTIES, CONDITIONS OR REPRESENTATIONS OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING IMPLIED WARRANTIES OF PERFORMANCE, MERCHANTABILITY, SATISFACTORY QUALITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS.

Article V.          Confidentiality.

Section 5.1           Confidential Information. Except as expressly provided herein, the Parties agree that, during the Term and for a period of five (5) years thereafter, the receiving Party will keep completely confidential and will not publish or otherwise disclose and shall not use for any purpose except for the purposes contemplated by this Agreement any Confidential Information furnished to it by the disclosing Party hereto pursuant to this Agreement, except that to the extent that it can be established by the receiving Party by competent proof that such Confidential Information:

(i)          was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure;

(ii)         was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

(iii)        became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement;

(iv)        was independently developed by the receiving Party without reference to any information or materials disclosed by the disclosing Party; or

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CONFIDENTIAL TREATMENT REQUESTED

[***] – THE CONFIDENTIAL PORTION OF THIS AGREEMENT WHICH HAS BEEN REDACTED IS MARKEED WITH BRACKETS (“[***]”). THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION.

(v)         was subsequently disclosed to the receiving Party by a person other than a Party without breach of any legal obligation to the disclosing Party.

Section 5.2           Permitted Disclosures. Each Party hereto may disclose the other's Confidential Information to the extent such disclosure is reasonably necessary in connection with the conduct of the development activities to be conducted hereunder, in filing or prosecuting patent applications, prosecuting or defending litigation, complying with applicable governmental regulations or otherwise submitting information to tax or other governmental authorities, conducting clinical trials, or making a permitted sublicense or otherwise exercising its rights hereunder, provided that if a Party is required to make any such disclosure of another Party's Confidential Information, other than pursuant to a confidentiality agreement, it will give reasonable advance notice to the latter Party of suchdisclosure and, save to the extent inappropriate in the case of patent applications, will use its best efforts to secure confidential treatment of such information prior to its disclosure (whether through protective orders or otherwise).

Section 5.3           Public Announcements. No public announcement or any other disclosure, including under a confidentiality agreement, to Third Parties concerning the existence of, terms, or subject matter or termination of this Agreement will be made, either directly or indirectly, by any Party to this Agreement, except as may be legally required or as may be required for recording purposes, without first obtaining the written approval of the other Party and agreement upon the nature and text of such announcement or disclosure; provided, however, that in the case of disclosures made by Flamel to a bona fide financial analyst for modeling and valuation purposes under a confidentiality agreement, Flamel will provide GSK advance written notice of such disclosure (as set forth below), but will not be obligated to obtain GSK's consent. The Party desiring to make any such public announcement or other disclosure (including those which are legally required or may be required for recording purposes) will inform the other Party of the proposed announcement or disclosure in reasonably sufficient time prior to public release, which will be at least five (5) business days prior to release of such proposed announcement or disclosure, and will provide the other Party with a written copy thereof, in order to allow such other Party to comment upon such announcement or disclosure. Each Party agrees that it will cooperate fully with the other with respect to all disclosures regarding this Agreement to the Securities Exchange Commission and any other governmental or regulatory agencies, including requests for confidential treatment of proprietary information of either Party included in any such disclosure.

Section 5.4           Third Party Publications. Nothing herein shall be construed to prevent GSK from disclosing any information received from Flamel hereunder: (i) to a Third Party contract manufacturer of GSK, subject to the consent of Flamel, such consent not to be unreasonably withheld; or (ii) to an Affiliate, sublicensee, distributor, Third Party research or clinical contractor, of GSK, without the consent of Flamel, provided, that in all cases of disclosure under clause (i) or (ii) above, the Third Party to whom such disclosure is made shall have undertaken a similar obligation of confidentiality with respect to the Confidential Information.

9

CONFIDENTIAL TREATMENT REQUESTED

[***] – THE CONFIDENTIAL PORTION OF THIS AGREEMENT WHICH HAS BEEN REDACTED IS MARKEED WITH BRACKETS (“[***]”). THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION.

Section 5.5           Bankruptcy. All Confidential Information disclosed by one Party to the other will remain the intellectual property of the disclosing Party. In the event that a court or other legal or administrative tribunal, directly or through an appointed master, trustee or receiver, assumes partial or complete control over the assets of a Party to this Agreement based on the insolvency or bankruptcy of such Party, the bankrupt or insolvent Party will promptly notify the court or other tribunal (i) that Confidential Information received from the other Party under this Agreement remains the property of the other Party, and (ii) of the confidentiality obligations under this Agreement. In addition, the bankrupt or insolvent party will, to the extent permitted by law, take all steps necessary or desirable to maintain the confidentiality of the other party's Confidential Information and to ensure that the court, other tribunal or appointee maintains such information in confidence in accordance with the terms of this Agreement.

Article VI.          Term and Termination.

Section 6.1           The term of this Agreement (the "Term") will commence on the Effective Date and, unless earlier terminated as provided in Section 6.3 or Section 6.4, will continue in perpetuity.

Section 6.2           Notwithstanding the bankruptcy of a Party, or the impairment of performance by a Party of its obligations under this Agreement as a result of bankruptcy or insolvency of such Party, and subject to such Party's rights to terminate this Agreement for reasons other than bankruptcy or insolvency as expressly provided in this Agreement, the other Party shall be entitled to retain the licenses under the terms and conditions granted herein.

Section 6.3           Subject to Section 2.3, this Agreement may be terminated at any time during the Term upon the mutual written agreement of the Parties.

Section 6.4           Subject to Section 2.3, either Party may terminate this Agreement in the event the other Party has materially breached or defaulted in the performance of any of its obligations hereunder, and if such default is not corrected within [***] calendar days after receiving written notice from the other Party with respect to such default, such other Party shall have the right to terminate this Agreement by giving written notice to the Party in default, provided the notice of termination is given within one (1) year of when the Party giving notice knew of the default and prior to correction of the default.

Section 6.5           Article V will survive termination of this Agreement by the Parties as provided in Section 6.3 and 6.4. In addition, any other provision required to interpret and enforce the Parties' rights and obligations under this Agreement will also survive such termination of the Agreement, but only to the extent required for the observation and performance of the aforementioned surviving portions of this Agreement.

Article VII.         Miscellaneous Provisions.

Section 7.1           Dispute Resolution; Governing Law.

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CONFIDENTIAL TREATMENT REQUESTED

[***] – THE CONFIDENTIAL PORTION OF THIS AGREEMENT WHICH HAS BEEN REDACTED IS MARKEED WITH BRACKETS (“[***]”). THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION.

(i)          If a dispute or controversy regarding any right or obligation under this Agreement arises between the Parties which they are unable to resolve, (a "Dispute"), each of the Parties will, within a reasonable amount of time after any such Dispute arises but in no event not more than thirty (30) business days after such Dispute arises (or in the event that there is a cure period as provided in Section 6.4, within thirty (30) business days after the expiration of the applicable cure period), be entitled to submit to the other Party written notice of such Dispute, with such notice setting forth in reasonable detail the nature of the dispute (the "Dispute Notice"). For a period of thirty (30) business days after the date of the receiving Party's receipt of the Dispute Notice, the Parties will seek to resolve such Dispute by good faith negotiation between representatives of the Parties, subject to Section 2.3. If at the end of such thirty (30) business day period the Dispute remains unresolved, such Dispute will be presented to the President of United States Pharmaceuticals business of GlaxoSmithKline or his designee and the CEO of Flamel or his designee, for resolution of such Dispute by good faith negotiations, subject to Section 2.3. If at the end of a subsequent thirty (30) business day period the Dispute remains unresolved, the Parties may only seek relief for such Dispute by referring such Dispute to arbitration under the rules of International Chamber of Commerce (ICC), subject to Sections 2.3, 6.4 and 7.1(ii) The arbitration will be conducted by a panel of three (3) arbitrators, selected in accordance with ICC rules, and any such arbitration will be conducted in the English language and take place in New York, New York. The decision of such arbitration panel will be final and binding upon the Parties. The Parties agree that any pecuniary damages which may be awarded by such arbitration panel will be limited, in the case of GSK, to lost Net Sales (as defined in the License Agreement) and, in the case of Flamel, to lost royalties pursuant to Section 3.3 of the License Agreement. This provisions of this Section7.1 will not restrict in any way the Parties' rights to seek preliminary injunctive or other equitable relief from any court having jurisdiction.

(ii)         Subject to Section 2.3, this Agreement will be deemed to have been made in the United States, and its form, execution, validity, construction and effect will be determined in accordance with, and any Dispute will be governed by and construed in accordance with, the laws of the State of New York, without reference to conflicts of laws principles.

Section 7.2           Waiver. Neither Party may waive or release any of its rights or interests in this Agreement except in writing. The failure of either Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement will not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition. No waiver by either Party of any condition or term in any one or more instances will be construed as a further or continuing waiver of such condition or term or of another condition or term

Section 7.3           Assignment. This Agreement shall not be assignable by either Party without the written consent of the other Party, except that either Party may assign this Agreement, without such consent, to (i) an Affiliate of such Party; or (ii) an entity that acquires all or substantially all of the business or assets of such Party to which this Agreement pertains, (whether by merger, reorganization, acquisition, sale, or otherwise) and agrees in writing to be bound by the terms and conditions of this Agreement. The terms and conditions of this Agreement shall be binding on and inure to the benefit of the permitted successors and assigns of the Parties.

11

CONFIDENTIAL TREATMENT REQUESTED

[***] – THE CONFIDENTIAL PORTION OF THIS AGREEMENT WHICH HAS BEEN REDACTED IS MARKEED WITH BRACKETS (“[***]”). THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION.

Section 7.4           Notices. Any notices, requests and other communications hereunder shall be in writing and shall be personally delivered or sent by international express delivery service, registered or certified air mail, return receipt requested, postage prepaid, or by facsimile (confirmed by prepaid registered or certified air mail letter or by international express delivery mail) (e.g., FedEx)), and shall be deemed to have been properly served to the addressee upon receipt of such written communication, to the following addresses of the Parties, or such other address as may be specified in writing to the other Parties hereto:

if to GSK:	GlaxoSmithKline
709 Swedeland Road
King of Prussia, PA 19406
	Attention:	Senior Vice President, Business Development
	Telephone:	610-270-5397
	Telecopy:	610-270-5962

with copies to:	GlaxoSmithKline
Corporate Legal Department
2301 Renaissance Blvd.
Mail Code RN0220
King of Prussia, PA 19406-2772
	Attention:	Senior Vice President and Assistant General Counsel – R&D Legal Operations
	Telephone:	610-787-3626
	Telecopy:	610-787-7084

if to Flamel:	Flamel Technologies, S.A.
Parc Club du Moulin a Vent
33 Avenue du Docteur Georges Levy
69693 Venissieux Cedex
France

	Attention:	Dr. Gerard Soula
President and Chief Executive Officer
	Telephone:	334 7278 3434
	Telecopy:	334 7278 3435

Flamel Technologies, S.A.
2121 K Street, Suite 650
Washington, D.C. 20037
	Attention:	Stephen H. Willard
Chief Financial Officer and General Counsel
	Telephone:	202-862-8400
	Telecopy:	202-862-3933

Section 7.5           Independent Contractors. Nothing contained in this Agreement is intended implicitly, or is to be construed, to constitute GSK or Flamel as partners or joint venturers in the legal sense. No Party hereto will have any express or implied right or authority to assume or create any obligations on behalf of or in the name of any other Party or to bind any other Party to any contract, agreement or undertaking with any Third Party.

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CONFIDENTIAL TREATMENT REQUESTED

[***] – THE CONFIDENTIAL PORTION OF THIS AGREEMENT WHICH HAS BEEN REDACTED IS MARKEED WITH BRACKETS (“[***]”). THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION.

Section 7.6           Other Obligations. Except as expressly provided in this Agreement or as separately agreed upon in writing between Flamel and GSK, each Party will bear its own costs incurred in connection with the implementation of the obligations under this Agreement.

Section 7.7           Severability. If any of the terms or provisions of this Agreement are in conflict with any applicable statute or rule of law, then such terms or provisions will be deemed inoperative to the extent that they may conflict therewith and will be deemed to be modified to conform with such statute or rule of law. In the event that the terms and conditions of this Agreement are materially altered as a result of the above, the Parties will renegotiate the terms and conditions of this Agreement to resolve any inequities.

Section 7.8           Further Assurances. At any time or from time to time on and after the date of this Agreement, either Party will at the request of the other Party (i) deliver to the requesting Party such records, data or other documents consistent with the provisions of this Agreement, (ii) execute, and deliver or cause to be delivered, all such consents, documents or further instruments of assignment, transfer or license, and (iii) take or cause to be taken all such actions, as the requesting Party may reasonably deem necessary or desirable in order for the requesting Party to obtain the full benefits of this Agreement and the transactions contemplated hereby.

Section 7.9           Entire Agreement. This Agreement constitutes the entire agreement, both written and oral, with respect to the subject matter hereof, and supersedes and terminates all prior or contemporaneous understandings or agreements, whether written or oral, between GSK and Flamel with respect to such subject matter. No terms or provisions of this Agreement will be varied or modified by any prior or subsequent statement, conduct or act of either of the Parties, except that the Parties may amend this Agreement by written instruments specifically referring to and executed in the same manner as this Agreement. To the extent that there is any inconsistency between this Agreement and the License Agreement, this Agreement will govern.

Section 7.10         Headings. The captions to the Articles and Sections hereof are not a part of this Agreement, but are included merely for convenience of reference only and will not affect its meaning or interpretation.

Section 7.11         Rules of Construction.

(i)          The Agreement will be construed as if both parties drafted the Agreement jointly, and will not be construed against either party as principal drafter.

(ii)         Unless otherwise provided, all references to months, quarters or years are references to calendar months, calendar quarters or calendar years.

(iii)        Any reference to any federal, national, state, local or foreign statute or law will be deemed to also refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

13

CONFIDENTIAL TREATMENT REQUESTED

[***] – THE CONFIDENTIAL PORTION OF THIS AGREEMENT WHICH HAS BEEN REDACTED IS MARKEED WITH BRACKETS (“[***]”). THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION.

(iv)        The English language version of this Agreement will control and any translations of this Agreement will be for convenience purposes only for the Party making such translation and do not embody any agreement between the Parties.

Section 7.12         No Third Party Beneficiaries. All rights, benefits and remedies under this Agreement are solely intended for the benefit of Flamel and GSK, and no Third Party will have any rights whatsoever to (i) enforce any obligation contained in this Agreement, (ii) seek a benefit or remedy for any breach of this Agreement, or (iii) take any other action relating to this Agreement under any legal theory, including but not limited to, actions in contract, tort (including but not limited to negligence, gross negligence and strict liability), or as a defense, setoff or counterclaim to any action or claim brought or made by the Parties.

Section 7.13         Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument. Facsimile signatures will be binding on the Parties.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their authorized representatives as of the Effective Date.

FLAMEL TECHNOLOGIES, S.A.	SB PHARMCO PUERTO RICO, INC.

By:	By:
Name:	Name:
Title:	Title:

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